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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                     December 23, 2003 (December 10, 2003)


                           PHILIP SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                     0-30417                   98-0131394
(State or other jurisdiction       (Commission File            (IRS Employer
      of incorporation)                 Number)              Identification No.)

5151 SAN FELIPE, SUITE 1600, HOUSTON, TEXAS                        77056
 (Address of principal executive offices)                        (Zip Code)

                                 (713) 623-8777
              (Registrant's telephone number, including area code)

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ITEM 3.   BANKRUPTCY OR RECEIVERSHIP.

         On June 2, 2003, Philip Services Corporation (the "Company") announced that it and substantially all of its U.S.-domiciled subsidiaries (collectively, the "Debtors") filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of Texas (the "Bankruptcy Court"). On September 19, 2003, the Company announced that it, certain of its U.S.-domiciled subsidiaries and all of its wholly owned Canadian subsidiaries (collectively, the "Canadian Applicants") filed voluntary applications for protection under the Companies' Creditors Arrangement Act (the "CCAA") with the Ontario Superior Court of Justice in Toronto, Canada (the "Canadian Court").

         On December 1, 2003, the Company obtained an order from the Canadian Court authorizing the sale of substantially all of the assets of the Company's two Canadian operating subsidiaries (the "CCAA Plan"). On December 10, 2003, the Bankruptcy Court confirmed the Second Amended and Restated Joint Plan of Reorganization (the "Plan") of the Debtors pursuant to Chapter 11 of the Bankruptcy Code. A copy of the Bankruptcy Court's confirmation order (the "Confirmation Order"), including a copy of the confirmed Plan, is attached hereto as Exhibit 99.1.

         As of December 9, 2003, there were 27,909,342 shares of common stock of the Company issued and outstanding. Pursuant to the terms of the Plan, there will be no distribution to the holders of shares of the Company's common stock, and the interests of such holders will be extinguished. Additionally, no shares of the Company's existing common stock have been reserved for future issuance in respect of claims and interests filed and allowed under the Plan. The Plan provides for the reorganized Company to issue substantially all of a new class of equity interests to entities owned by Carl C. Icahn, which under the Plan will be investing approximately $170 million in debt and equity of the reorganized Company, as of the effective date of the Plan. A summary of the Plan is included in the Debtors' Joint Disclosure Statement prepared in connection with the Bankruptcy Court proceedings attached hereto as Exhibit 99.2, and incorporated herein by reference. Information as to the assets and liabilities of the Company as of September 30, 2003, the closest date to the date of the Confirmation Order for which such information can practicably be provided, is presented in Item 1 of Part I of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, and the information set forth in such Item is incorporated herein by reference.

         The Company has filed for delisting from the Toronto Stock Exchange, and the existing shares of its common stock will be delisted after the close of trading thereon on December 24, 2003. The Company expects to cease filing reports under the Securities Exchange Act of 1934 following the effective date of the Plan. If the Plan becomes effective, there is not expected to be a public market for the shares of capital stock of the reorganized Company.

         The effectiveness of the Plan and the CCAA Plan and the consummation of the transactions contemplated thereby remain subject to conditions contained in the Plan, the CCAA Plan, the Confirmation Order, and related documents, each of which must be satisfied or waived on or before the effective date. The Company can give no assurances that the Plan and the CCAA Plan will become effective.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a) Financial Statements of Businesses Acquired.

            Not applicable.

        (b) Pro Forma Financial Information.

            Not applicable.

        (c) Exhibits.

            99.1 Confirmation Order of the United States Bankruptcy Court for the Southern District of Texas, dated December 10, 2003, confirming the Second Amended and Restated Joint Plan of Reorganization of the Debtors.

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              99.2    Joint Disclosure Statement of the Debtors in connection
                      with solicitation of ballots with respect to Second Amended and Restated Joint Plan under Chapter 11 of the United States Bankruptcy Code, filed with the United States Bankruptcy Court for the Southern District of Texas on October 27, 2003 (incorporated by reference to Exhibit
                      99.5 to the registrant's Quarterly Report on Form 10-Q filed November 13, 2003).

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           PHILIP SERVICES CORPORATION


Date:  December 23, 2003                   By: /s/ Michael W. Ramirez
                                               ---------------------------------
                                               Michael W. Ramirez
                                               Senior Vice President and
                                               Chief Financial Officer

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                                  EXHIBIT INDEX

EXHIBIT NO.                              DOCUMENT
-----------       --------------------------------------------------------------
99.1              Confirmation Order of the United States Bankruptcy Court for
                  the Southern District of Texas, dated December 10, 2003,
                  confirming the Second Amended and Restated Joint Plan of
                  Reorganization of the Debtors.

99.2 Joint Disclosure Statement of the Debtors in connection with solicitation of ballots with respect to Second Amended and Restated Joint Plan under Chapter 11 of the United States
                  Bankruptcy Code, filed with the United States Bankruptcy Court for the Southern District of Texas on October 27, 2003
                  (incorporated by reference to Exhibit 99.5 to the registrant's
                  Quarterly Report on Form 10-Q filed November 13, 2003).
